As filed with the Securities and Exchange Commission on November 5, 1998
                                               Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ADVANCED TECHNICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  11-1581582
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                        200 MANSELL CT. EAST, SUITE 505
                             ROSWELL, GEORGIA 30076
                                 (770) 993-0291
              (Address of registrant's principal executive offices)

     ADVANCED TECHNICAL PRODUCTS, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                                 James S. Carter
                Chairman, President and Chief Executive Officer
                        Advanced Technical Products, Inc.
                         200 Mansell Ct. East, Suite 505
                             Roswell, Georgia 30076
                                 (770) 993-0291

             Copy to:       Eric A. Blumrosen, Esq.
                      Gardere Wynne Sewell & Riggs, L.L.P.
                                 333 Clay Avenue
                                    Suite 800
                            Houston, Texas 77002-4086
                                 (713) 308-5500
         (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                          PROPOSED     PROPOSED
                                          MAXIMUM      MAXIMUM
    TITLE OF EACH CLASS                   OFFERING     AGGREGATE    AMOUNT OF
    OF SECURITIES TO BE   AMOUNT TO BE   PRICE PER    OFFERING    REGISTRATION
        REGISTERED         REGISTERED    SHARE (1)    PRICE (1)       FEE
-------------------------------------------------------------------------------
Common Stock, $.01 par
  value ................  1,000,000 (1)    $7.75      $7,750,000    $2,155
===============================================================================
(1) Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $ 7.75 per share, the average of the high and low price of the Registrant's common stock as reported on the National Market System of the Nasdaq Stock Market, Inc. on November 2, 1998.

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
                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

------------------

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents filed by Advanced Technical Products, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this registration statement.

        (1) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 3, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (2) The Registrant's current Report on Form 8-K dated March 12, 1998 filed pursuant to Section 12 of the Exchange Act.

        (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 3, 1998, filed pursuant to Section 13(a) of the Exchange Act.

        (4) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Exchange Act.

        (5) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed pursuant to
    Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The following summary is qualified in its entirety by reference to the complete text of the General Corporation Law of the State of Delaware (the "DGCL"), the Bylaws of the Registrant (the "Registrant Bylaws") and the Amended and Restated Certificate of Incorporation of the Registrant (the "Registrant Charter") referred to below.

    Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Section 145 of the DGCL further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    The Registrant Bylaws provide for the indemnification of each director, officer, former director and former officer of Registrant, and each person who shall have served at the request of Registrant as a director or officer of another corporation in which Registrant owns shares of capital stock or of which Registrant is a creditor, against expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of his or her being or having been a director or officer of Registrant or of such other corporation. The Registrant Bylaws also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any bylaw, agreement, vote of stockholders or otherwise.

    Section 102(b)(7) of the DGCL provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Registrant Charter does not contain a provision so limiting the personal liability of directors of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

4.1*   --  Advanced Technical Products, Inc. 1998 Employee Stock Purchase Plan.

5.1*   --  Opinion of Gardere  Wynne  Sewell & Riggs,  L.L.P.,  counsel for the
           Registrant.

23.1*  --  Consent of KPMG Peat Marwick LLP, independent accountants.

23.2*  --  Consent  of  Gardere  Wynne  Sewell &  Riggs,  L.L.P.  (included  in
           Exhibit 5.1).

24.1*  --  Power of Attorney (included on signature page on page II-5).
-------------------
 *   Filed herewith.

ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on the 4th day of November, 1998.

                                      ADVANCED TECHNICAL PRODUCTS, INC.
                                      (Registrant)

                                      By: /s/ JAMES S. CARTER
                                          James S. Carter, CHAIRMAN OF THE
                                          BOARD, CHIEF EXECUTIVE OFFICER AND
                                          PRESIDENT

                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James S. Carter and Garrett L. Dominy and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below as of the day set forth opposite his name.

       SIGNATURE                       TITLE                         DATE
       ---------                       -----                         ----

  /s/ JAMES S. CARTER         CHAIRMAN OF THE BOARD,           November 4, 1998.
    James S. Carter         CHIEF EXECUTIVE OFFICER AND
                                     PRESIDENT
                           (PRINCIPAL EXECUTIVE OFFICER)
                                   AND DIRECTOR

 /s/ GARRETT L. DOMINY       EXECUTIVE VICE PRESIDENT,         November 4, 1998.
   Garrett L. Dominy    CHIEF FINANCIAL OFFICER, ASSISTANT
                              SECRETARY AND TREASURER
                         (PRINCIPAL FINANCIAL OFFICER AND
                           PRINCIPAL ACCOUNTING OFFICER)
                                   AND DIRECTOR

 /s/ALAN W. BALDWIN                  DIRECTOR                  November 4, 1998.
    Alan W. Baldwin



 /s/ROBERT C. SIGRIST                DIRECTOR                  November 4, 1998.
   Robert C. Sigrist



/s/ LAWRENCE E. WESNESKI             DIRECTOR                  November 4, 1998.
 Lawrence E. Wesneski



/s/ SAM P. DOUGLASS                  DIRECTOR                  November 4, 1998.
    Sam P. Douglass



 /s/GARY L. FORBES                   DIRECTOR                  November 4, 1998.
    Gary L. Forbes


 /s/ JOHN M. SIMON                   DIRECTOR                  November 4, 1998.
     John M. Simon

                                INDEX TO EXHIBITS

4.1*   --    Advanced  Technical  Products,  Inc. 1998 Employee  Stock Purchase
             Plan.

5.1*   --    Opinion of Gardere Wynne Sewell & Riggs,  L.L.P.,  counsel for the
             Registrant.

23.1*  --    Consent of KPMG Peat Marwick LLP, independent accountants.

23.2*  --    Consent of  Gardere  Wynne  Sewell & Riggs,  L.L.P.  (included  in
             Exhibit 5.1).

24.1*  --    Power of Attorney (included on signature page on page II-5).
-------------------
 *    Filed herewith.